Exhibit 10.21

Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 18, 2015 by and among AmeriQuest Business Services, Inc., a New Jersey corporation (the “Company”), Corcentric Collective Business System Corp., a Virginia corporation (“Corcentric”), AmeriQuest Leasing & Maintenance, Inc., a Delaware corporation d/b/a Cure Leasing & Maintenance (“Cure Leasing”), AmeriQuest Remarketing Services, Inc., a Florida corporation (“AmeriQuest Remarketing”), AmeriQuest, Inc., a Delaware corporation (“Company Parent”; and together with the Company, Corcentric, Cure Leasing, and AmeriQuest Remarketing, collectively, the “Borrowers” and each individually, a “Borrower”), the other parties from time to time signatory hereto as Obligors, the financial institutions signatory hereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as agent for the Lenders (“Agent”).

RECITALS

WHEREAS, the Obligors, Agent and the Lenders are party to that certain Loan and Security Agreement dated as of December 4, 2012 (as amended or restated from time to time, the “Loan Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement;

WHEREAS, the Obligors have requested that Agent and Lenders amend certain provisions of the Loan Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Amendments.  Upon the Effective Date (hereinafter defined), the Loan Agreement is hereby amended as follows:

a.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Applicable Margin” and substituting therefore the following:

Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the Average Availability for the last Fiscal Quarter:

Level	Average Availability	Base Rate Loans	LIBOR Loans

I	> $40,000,000	0.25%	1.25%
II	> $20,000,000 < $40,000,000	0.50%	1.50%
III	< $20,000,000	0.75%	1.75%

Until June 30, 2016, margins shall be determined as if Level II were applicable.  Thereafter, the margins shall be subject to increase or decrease based on Average Availability for the immediately preceding Fiscal Quarter, which change shall be effective on the first day of each Fiscal Quarter.  If, by the first day of a Fiscal Quarter, any Borrowing Base Certificate due in the preceding Fiscal Quarter has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first Fiscal Quarter following actual receipt.

b.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the last sentence of the definition of “Contingent Obligation” in its entirety and replacing with the following:

“The amount of any Contingent Obligation shall be deemed to be the amount recorded in the Company’s financial statements under Generally Accepted Accounting Principles in effect in the United States.”

c.                                       Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “IPO” and substituting therefore the following:

IPO:  the issuance by the Company or any direct or indirect parent of the Company of its common Equity Interests in an initial underwritten primary public offering (other than a public offering pursuant to a registration statement on form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (which generates gross cash proceeds of at least $50,000,000).

d.                                      Section 1.1 of the Loan Agreement is hereby amended by adding the following phrase to the end of the definition of “LIBOR”:

“LIBOR shall not be less than zero.”

e.                                       Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Required Lenders” and substituting therefore the following:

Required Lenders: Lenders (subject to Section 4.2) having (a) Commitments in excess of 50% of the aggregate Commitments; and (b) if the Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

f.                                        Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Restricted Investment” and substituting therefore the following:

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) Permitted Acquisitions; (d) loans and advances permitted under Section 10.2.7; (e) as long as no Default or Event of Default exists, capital contributions by a Borrower to another

Borrower (other than Cure Leasing or AmeriQuest Remarketing); (f) capital contributions by a Borrower to Cure Leasing after the Fixed Charge Compliance Date; provided, that (i) the Specified Distribution Conditions shall have been satisfied in connection therewith, (ii) the maximum aggregate amount of such capital contributions shall not exceed $1,000,000 per twelve month period (less the amount of any intercompany loans made pursuant to Section 10.2.7(e) during the corresponding time period), and (iii) no such capital contributions shall be permitted if a Default or Event of Default exists at the time of or would result from the making of such capital contributions; further provided, that additional capital contributions in excess of those described in the immediately preceding proviso shall be permitted so long as the Specified Distribution Conditions are satisfied in connection therewith; (g) capital contributions by a Borrower to AmeriQuest Remarketing to be used by AmeriQuest Remarketing to acquire vehicles that have not been refinanced with long-term Debt; provided, that (i) the Specified Distribution Conditions shall have been satisfied in connection therewith, (ii) the maximum aggregate amount of capital contributions shall not exceed $1,000,000 per twelve month period (less the amount of any intercompany loans made pursuant to Section 10.2.7(f) during the corresponding time period), and (iii) no such capital contributions shall be permitted if a Default or Event of Default exists at the time of or would result from the making of such capital contributions; and (h) as long as no Default or Event of Default exists, advances to Stitzel for the purpose of financing equipment and/or providing working capital; provided, that the maximum aggregate amount of such advances shall not exceed $1,250,000 in the aggregate during the term of this Agreement.

g.                                       Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Specified Transaction” and substituting therefore the following:

Specified Transaction: (a) a Permitted Acquisition, or (b) any intercompany loan to Cure Leasing permitted by the ultimate proviso to Section 10.2.7(e).

h.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Specified Transaction Conditions” and substituting therefore the following:

Specified Transaction Conditions: with respect to any Specified Transaction, both before and after giving pro forma effect to any such Specified Transaction, each of the following is true: (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) either (i) Availability is at least equal to 17.5% of the Revolver Commitments for each of the 30 days preceding and as of the date of such Specified Transaction or (ii) (A) Availability is at least equal to 12.5% of the Revolver Commitments for each of the 30 days preceding and as of the date of such Specified Transaction and (B) the Fixed Charge Coverage

Ratio both before and after giving pro forma effect to such Specified Transaction is not less than 1.05 to 1.0, whether or not a Financial Covenant Trigger Period exists, and (c) Agent shall have received a certificate of a Senior Officer of Borrower Agent certifying as to compliance with the preceding clauses (a) through (b) and demonstrating (in reasonable detail) the calculations required by the preceding clause (b) not less than ten (10) days prior to the effectiveness of the applicable transaction.

i.                                          Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Termination Date” and substituting therefore the following:

Termination Date: December 18, 2020.

j.                                         Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Unused Line Fee Rate” and substituting therefore the following:

Unused Line Fee Rate: a per annum rate equal to (a) 0.375%, if the average daily balance of Loans and stated amount of Letters of Credit was less than or equal to 35% of the Commitments during the preceding Fiscal Quarter, or (b) 0.25%, if such average daily balance was greater than 35% of the Commitments during the preceding Fiscal Quarter.

k.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Upstream Payment” and substituting therefore the following:

Upstream Payment: (a) a Distribution by a Subsidiary of an Obligor to such Obligor, (b) a Distribution by an Obligor to its Obligor parent, or (c) a Distribution by the Company to pay cash dividends to its shareholders, so long as the Specified Distribution Conditions applicable to such Upstream Payment described in this clause (c) shall have been satisfied in connection therewith.

l.                                          Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Weekly Reporting Trigger Period”.

m.                                  Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions to such Section in the proper alphabetical order:

Dominion Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is at any time less than the greater of (i) 10% of the Revolver Commitments or (ii) $10,000,000; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than (i) 10% of the Revolver Commitments and (ii) $10,000,000.

Field Exam Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the greater of (i) 17.5% of the Commitments or (ii) $17,500,000 at any time; and (b) continuing until, during the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) 17.5% of the Commitments or (ii) $17,500,000 at all times during such period.

Financial Covenant Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is at any time less than the greater of (i) 10% of the Revolver Commitments or (ii) $10,000,000; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than (i) 10% of the Revolver Commitments and (ii) $10,000,000.

Specified Distribution Conditions: with respect to any Upstream Payment or Investments pursuant to clauses (f) or (g) of the definition of Restricted Investments, both before and after giving pro forma effect to any such Upstream Payment or Investments pursuant to clauses (f) or (g) of the definition of Restricted Investments, each of the following is true: (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) either (i) Availability is at least equal to 20.0% of the Revolver Commitments for each of the 30 days preceding and as of the date of such Upstream Payment or such Investments pursuant to clauses (f) or (g) of the definition of Restricted Investments, or (ii) (A) Availability is at least equal to 15% of the Revolver Commitments for each of the 30 days preceding and as of the date of such Upstream Payment or such Investments pursuant to clauses (f) or (g) of the definition of Restricted Investments, and (B) the Fixed Charge Coverage Ratio both before and after giving pro forma effect to such Upstream Payment or such Investments pursuant to clauses (f) or (g) of the definition of Restricted Investments, is not less than 1.05 to 1.0, whether or not a Financial Covenant Trigger Period exists, and (c) Agent shall have received a certificate of a Senior Officer of Borrower Agent certifying as to compliance with the preceding clauses (a) through (b) and demonstrating (in reasonable detail) the calculations required by the preceding clause (b) not less than ten (10) days prior to the effectiveness of the applicable transaction.

Stitzel: Stitzel Leasing, LLC, a Pennsylvania limited liability company.

n.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “$40,000,000” in the definition of “Permitted AmeriQuest Remarketing Debt” and replacing with a reference to “$60,000,000”.

o.                                      Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “$30,000,000” in the definition of “Permitted Contingent Obligations” and replacing with a reference to “$50,000,000”.

p.             Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “$40,000,000” in the definition of “Permitted Cure Leasing Debt” and replacing with a reference to “$60,000,000”.

q.             Section 5.7 of the Loan Agreement is hereby amended by deleting the first sentence thereof and replacing with the following:

“The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period.”

r.              Section 5.9.6 of the Loan Agreement is hereby amended by deleting references to the phrase “W-8BEN” and replacing with the phrase “W-8BEN (or W-8BEN-E, as applicable)”

s.             Section 7.2.1 of the Loan Agreement is hereby amended by deleting the last sentence thereof and replacing with the following:

“Notwithstanding the foregoing or any other provision contained herein, proceeds maintained in any Deposit Account shall not be swept to any Dominion Account unless a Dominion Trigger Period has occurred.”

t.              Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.1          Borrowing Base Certificates.  By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate, prepared as of the close of business of the previous month, and at such other times as Agent may request; provided, that, during any Reporting Trigger Period, Borrowers shall deliver a Borrowing Base Certificate as frequently as requested by Agent.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

u.             Section 8.2.4. of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“8.2.4     Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.”

v.             Section 10.1.1 of the Loan Agreement is hereby amended by deleting clause (b) therefore and replacing with the following:

“(b)         Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year (or, during any Field Exam Reporting Trigger Period, three times per Loan Year); provided, however, that if an examination is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination groups, as well as the charges of any third party used for such purposes.”

w.            Section 10.1.2 of the Loan Agreement is hereby amended by adding the following phrase to the end thereof:

“(it being understood and agreed that a Compliance Certificate is required to be delivered pursuant to this clause (d) regardless of whether a Financial Covenant Trigger Period is in effect);”

x.             Section 10.3.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.3.4                   [Reserved].”

y.             Section 10.3.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.3.5                   Fixed Charge Coverage Ratio. While a Financial Covenant Trigger Period is in effect, maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 at the end of each month for the trailing twelve month period, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Financial Covenant Trigger Period.”

z.             Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

aa.          Schedule 10.2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

2.             Representations and Warranties of the Obligors.  The Obligors represent and warrant that:

(a)           the execution, delivery and performance by the Obligors of this Amendment have been duly authorized by all necessary corporate or organizational action and that this Amendment is a legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

(b)           the representations and warranties of the Obligors contained in Section 9 of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct as of such earlier date.

3.             Effective Date.  This Amendment shall become effective (the “Effective Date”) upon the execution and delivery hereof by the Obligors, Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders) and the satisfaction of the following additional conditions:

(a)           the Obligors and the Lenders shall have delivered to Agent executed counterparts of this Amendment;

(b)           Agent shall have received an Assignment and Acceptance in the form of Exhibit D to the Loan Agreement, duly executed by MUFG Union Bank, National Association (“Union Bank”) evidencing the assignment by Union Bank of 100% of its Commitments to Bank of America, N.A.

(c)           Agent shall have received all other agreements, certificates, instruments and other documents as Agent may reasonably request to accomplish the purposes of this Amendment;

(d)           the Obligors shall have paid to Agent an amendment fee in the amount of $75,000 for the benefit of Bank of America, N.A., as lender.

(e)           in addition to the fee set forth in clause (d) above, the Obligors shall have paid to Agent all outstanding fees, costs and expenses (including, but not limited to, the fees, disbursements and other charges of counsel to Agent) payable to Agent and the Lenders pursuant to Section 3.4 of the Loan Agreement.

4.             Reaffirmation.  Each Obligor consents to this Amendment and each of the transactions referenced herein, hereby reaffirms its obligations under the Loan Agreement, Other Agreements, Security Documents and each other Loan Document to which it is a party.

5.             Reference to and Effect Upon the Loan Agreement.

(a)           Except as specifically consented to above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document, except as specifically set forth herein.

6.             Costs and Expenses.  The Obligors hereby affirm their obligation under Section 3.4 of the Loan Agreement to reimburse Agent for all fees, costs and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the fees, costs and expenses of counsel for Agent with respect thereto.

7.             Governing Law.  This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

8.             Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.             Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart.

10.          Recitals.  The recitals set forth in this Amendment are, by this reference, incorporated into and deemed part of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

AMERIQUEST BUSINESS SERVICES, INC.,
as a Borrower

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

CORCENTRIC COLLECTIVE BUSINESS SYSTEM CORP.,
as a Borrower

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

AMERIQUEST LEASING & MAINTENANCE, INC.,
as a Borrower

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

AMERIQUEST REMARKETING SERVICES, INC.,
as a Borrower

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

AMERIQUEST, INC.,
as a Borrower

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

[Signature Page to Amendment]

ATS INVESTMENT HOLDINGS, INC.,
as a Guarantor

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

NATIONALEASE FINANCE CORPORATION,
as a Guarantor

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

AMERIQUEST MATERIAL HANDLING SERVICES, INC,
as a Guarantor

By:	/s/ Mark Joyce
Name: Mark Joyce
Title: Chief Financial Officer

[Signature Page to Amendment]

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Charles Fairchild
Name: Charles Fairchild
Title: Vice President

[Signature Page to Amendment]

Exhibit A to Fourth Amendment

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Bank of America, N.A.	$100,000,000
Total	$100,000,000

Exhibit B to Fourth Amendment

SCHEDULE 10.2.5

to

Loan and Security Agreement

RESTRICTED INVESTMENTS

On March 31, 2008, ATS Investment Holdings, Inc., a Subsidiary of the Company (“ATS”), made an investment in Stitzel Leasing, LLC, a Pennsylvania limited liability company and one of the Company’s leasing members (“Stitzel”), in the form of a note receivable of $217,974 and investment in common stock of $32,036.  ATS is the holder of an approximate 16.33% Equity Interest in Stitzel and had an agreement with Stitzel to advance up to a maximum of $750,000 until December 31, 2011 for the purpose of financing equipment and providing working capital.